UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2008
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Florence Avenue, Batavia, New York		14020

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On January 28, 2008, Graham Corporation (the “Company”) issued a press release describing its results of operations and financial condition for its third quarter and nine months ended December 31, 2007. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     James R. Lines Appointed Chief Executive Officer
     On January 25, 2008, the Company’s Board of Directors appointed James R. Lines, age 46, to be the Company’s President and Chief Executive Officer. Previously, Mr. Lines was the Company’s President and Chief Operating Officer. On January 25, 2008, the Company’s Compensation Committee also approved an increase in Mr. Lines’ annual base salary to $265,000.
     Mr. Lines’ background and business experience are described in the Company’s 2007 proxy statement dated June 14, 2007 under the heading “Executive Officers,” which section is incorporated by reference herein. Mr. Lines’ other elements of compensation and benefits, including a description of the Company’s bonus plans and arrangements Mr. Lines is eligible to participate in are described in the Company’s 2007 proxy statement dated June 14, 2007 under the heading entitled “Compensation of Named Executive Officers and Directors,” which section incorporated by reference herein.
     H. Russel Lemcke Announces Retirement from the Board of Directors
     On January 25, 2008, H. Russel Lemcke informed the Company that he intends to retire as a Director of the Company in order to pursue opportunities at not for profit organizations and that, as a result, he will not stand for reelection as a Director at 2008 Annual Meeting of Shareholders. Mr. Lemcke has informed the Company that his decision not to seek reelection as a Director at the 2008 Annual Meeting of Shareholders was not a result of any disagreement between him and the Company.
Item 8.01. Other Events.
     James J. Malvaso Appointed Compensation Committee Chairman
     In connection with Mr. Lemcke’s planned retirement as a Director, as described in Item 5.02 above, the Board of Directors appointed James J. Malvaso to replace Mr. Lemcke as Chairman of the Compensation Committee, effective as of January 25, 2008. Mr. Lemcke will continue as a member of the Compensation Committee until his retirement as a Company Director and will assist Mr. Malvaso in transitioning his responsibilities.
     H. Russel Lemcke Informs the Company of Intent to Sell Company Stock
     On January 25, 2008, Mr. Lemcke also informed the Company that, in connection with planning for his retirement as a Director of the Company and in order to diversify his portfolio, he intends both to exercise his outstanding stock options and sell the shares of Company stock underlying such options as well as sell a portion of the Company’s stock he owns directly. Mr. Lemcke has informed the Company that such sales will take place over the course of the next several months.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 28, 2008 of Graham Corporation regarding its results of operations and financial condition for its third quarter and nine months ended December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: January 28, 2008	By:	J. Ronald Hansen
J. Ronald Hansen
Vice President — Finance & Administration and Chief Financial Officer